Schedule A-1
FEES
for
the NSI Funds

Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

This Schedule A-1 is part of the Consulting Agreement (the “Agreement”), dated May 5, 2023, entered into by and between Northern Lights Compliance Services, LLC (“NLCS”) and Exchange Place Advisors Trust (formerly North Square Investments Trust) (the “Trust”), and pertains solely to the Funds of the Trust advised by North Square Investment LLC and listed herein (the “NSI Funds”)(sometimes referred to herein as a “Fund” and collectively, as the “Funds”). Capitalized terms used herein that are not otherwise defined shall have the same meanings ascribed to them in the Agreement.

The NSI Funds:

North Square Strategic Income Fund
North Square Select Small Cap Fund
North Square Altrinsic International Equity Fund
North Square McKee Bond Fund
North Square Spectrum Alpha Fund
North Square Dynamic Small Cap Fund
North Square Multi Strategy Fund
North Square Preferred and Income Securities Fund
North Square Tactical Growth Fund
North Square Tactical Defensive Fund
North Square Core Plus Bond Fund
North Square Kennedy MicroCap Fund
North Square Small Cap Value Fund
North Square RCIM Tax-Advantaged Preferred Securities ETF

1.	Standard Service Fees:

[REDACTED]

Basis point fees are expressed as annual percentage rates, but shall accrue quarterly, with net asset values determined as of the last day of the preceding quarter.

Schedule A-1 | Page 1

Schedule A-1
FEES
for
the NSI Funds

2.	Additional Service Fees:

[REDACTED]

3.	Liquidity Program Administration Fees:

[REDACTED]

Schedule A-1 | Page 2

Schedule A-1
FEES
for
the NSI Funds

4.	Anti-Money Laundering Officer Fees:

[REDACTED]

5.	Reimbursable Expenses:

[REDACTED]

6.	Payment Terms:

[REDACTED]

Signature Page Follows

Schedule A-1 | Page 3

Schedule A-1
FEES
for
the NSI Funds

IN WITNESS WHEREOF, the parties hereto have executed this Schedule A-1 to the Consulting Agreement effective April 14, 2025.

EXCHANGE PLACE ADVISORS TRUST		NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By:	/s/ Ian Martin	By:	/s/ Martin R. Dean
	Ian Martin President		Martin R. Dean President

Schedule A-1 | Page 4